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                                                                    EXHIBIT 99.1
NEWS RELEASE
                                                     [CERIDIAN CORPORATION LOGO]
                                                              Craig Manson
                                                              Investor Relations
                                                              952/853-6022


                     CERIDIAN REPORTS THIRD QUARTER RESULTS

THIRD QUARTER 2002 HIGHLIGHTS:

         - EPS was $.15 after a special charge associated with customer fraud at Comdata factoring
         -        EPS was $.19 excluding the charge
         -        Revenue totaled $288.6 million
                  - Human Resource Solutions (HRS) revenue was $213.2 million
                  - Comdata revenue was $75.4 million
         -        HRS orders up 20 percent

GUIDANCE:

         - EPS expectation for 2002 is between $.75 and $.80, excluding special charges
         - HRS revenue for 2002 is expected to be between $878 million and $885 million
         - Comdata revenue for 2002 is expected to be between $310 million and $315 million

MINNEAPOLIS, OCTOBER 17, 2002 -- Ceridian Corporation (NYSE: CEN) today reported third quarter 2002 results.

Third quarter 2002 net earnings were $21.8 million, or $.15 per diluted share of common stock, on revenue of $288.6 million. Net earnings for the nine months ended September 30, 2002 were $64.9 million, or $.43 per diluted share of common stock, on revenue of $878.2 million. Net earnings for the third quarter 2002 includes a pre-tax $9.8 million, or $.04 per diluted share of common stock, charge associated with customer fraud at Comdata's factoring business. Supplementary information reflecting unusual or non-recurring items for quarterly periods of 2002 and 2001 is available on Ceridian Corporation's website.

"We are pleased with the strength of the third quarter operating results in this difficult economic environment," said Ronald L. Turner, chairman, president and chief executive officer of Ceridian. "The negative impact of the economy was somewhat greater than anticipated. We did not get the full benefit of seasonal hiring by our customers typically experienced in the third quarter. Low employment levels, interest rates, and float balances continue to adversely affect our HRS revenue and profit. Nevertheless, we were



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able to grow Human Resource Solutions revenues by 4.4 percent over the third quarter of 2001, with higher margins and higher operating profits. "In addition, orders growth in HRS remained strong. In the third quarter 2002, orders increased by 20 percent over the similar period of 2001 and exceeded our 2002 plan.

"Comdata experienced revenue weakness in the third quarter, but other than an unexpected charge associated with customer fraud, continued its strong profit performance. Comdata's factoring business was defrauded by a customer. We are taking a charge of $9.8 million now to cover all potential exposure related to this matter. We are continuing our efforts to secure customer assets to cover some of the loss.

"Although transaction levels in the trucking industry showed slight improvement in the year-over-year comparisons, the improvement was less than we experienced in the second quarter and less than anticipated. Lower than expected equipment sales at Comdata merchant services negatively impacted revenue.

"Stored Value Systems had strong performance in transaction processing. However, card sales were weaker than we anticipated, primarily because retailers canceled or postponed holiday promotions and otherwise deferred card purchases.

"We continue to see the benefits of our company-wide focus on customer satisfaction and retention. The steps we have implemented to reduce and control expenses and continue investments in key aspects of our business are also increasing our competitiveness."

GUIDANCE FOR 2002

Mr. Turner added, "We expect the economy-related issues which impacted our third quarter to continue into the fourth quarter. We now expect earnings per share in the fourth quarter to be between $.24 and $.29 per share. We expect fourth quarter HRS revenue to be between $230 and $237 million. Fourth quarter Comdata revenue is expected to be between $80 and $85 million."


Ceridian Corporation (WWW.CERIDIAN.COM/CORP) is an information services company serving businesses and employees in the United States, Canada and Europe. Ceridian is one of the top human resources outsourcing companies in each of its markets, and offers a suite of innovative managed business solutions, including payroll, tax filing, application outsourcing, time and attendance, benefits administration, HR information systems, and employee effectiveness services. Through its Comdata subsidiary, Ceridian is a major payment processor and issuer of credit cards, debit cards and stored value cards, primarily for the trucking and retail industries in North America.

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The statements regarding Ceridian Corporation contained in this release that are not historical in nature, particularly those that utilize terminology such as "may," "will," "should," "likely," "expects," "anticipates," "estimates," "believes" or "plans," or comparable terminology, are forward-looking statements based on current expectations and assumptions, and entail various risks and uncertainties that could cause actual results to differ materially from those expressed in such forward-looking statements. Important factors known to Ceridian that could cause such material differences are identified and discussed from time to time in Ceridian's filings with the Securities and Exchange Commission, including those factors which are discussed in Ceridian's Annual Report on Form 10-K, for the fiscal year ended December 31, 2001, which factors are incorporated herein by reference.

Ceridian undertakes no obligation to correct or update any forward-looking statements, whether as a result of new information, future events or otherwise. You are advised, however, to consult any future disclosure Ceridian makes on related subjects in future reports to the SEC.



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                                                                      Schedule A

CONSOLIDATED STATEMENTS OF OPERATIONS                       Ceridian Corporation
(Dollars in millions, except per share data)                    and Subsidiaries
(Unaudited)

                                 For Periods Ended September 30,
                                Current Quarter      Year to Date
                                2002      2001      2002      2001

Revenue                      $  288.6  $  282.6  $  878.2  $  886.2
Costs and Expenses
  Cost of revenue               141.6     142.7     424.4     434.4
  Selling, general and
    administrative               87.2      92.2     284.4     302.4
  Research and development       15.1      14.0      44.8      45.1
  Other expense (income)          9.7      (1.9)     19.4      48.2
     Total costs and expenses   253.6     247.0     773.0     830.1

Earnings before
  interest and taxes             35.0      35.6     105.2      56.1

  Interest income                 0.6       2.5       1.5       6.0
  Interest expense               (1.5)     (3.5)     (5.3)    (16.5)

Earnings before
  income taxes                   34.1      34.6     101.4      45.6

  Income tax provision           12.3      14.0      36.5      18.9

Earnings from continuing
  Operations                     21.8      20.6      64.9      26.7

  Discontinued operations           -         -         -       5.2

Net earnings                 $   21.8  $   20.6  $   64.9   $  31.9


Basic earnings per share
  Continuing operations      $   0.15  $   0.14  $   0.44   $  0.18
  Net earnings               $   0.15  $   0.14  $   0.44   $  0.22

Diluted earnings per share
  Continuing operations      $   0.15  $   0.14  $   0.43   $  0.18
  Net earnings               $   0.15  $   0.14  $   0.43   $  0.22


Shares used in calculations
(in thousands)
  Weighted average
    shares (basic)            148,526   146,149   147,882   145,966
  Dilutive securities           1,407     3,207     3,496     2,460
  Weighted average
    shares (diluted)          149,933   149,356   151,378   148,426





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                                                                      Schedule B

CONDENSED CONSOLIDATED BALANCE SHEETS                       Ceridian Corporation
(Unaudited)                                                     and Subsidiaries
(Dollars in millions)

                                     September 30,   December 31,
                                          2002            2001
Cash and equivalents                   $   144.6      $   138.7
Trade receivables                          427.5          376.4
Other receivables                           29.7           21.8
Other assets                             1,449.2        1,373.7
Total assets before payroll
  and tax filing funds                   2,051.0        1,910.6
Payroll and tax filing funds             1,853.1        2,126.4
     Total assets                      $ 3,904.1      $ 4,037.0

Debt                                   $   193.9      $   237.9
Drafts and customer funds payable          217.0          160.1
Other liabilities                          453.1          451.5
Total liabilities before payroll and
  tax filing obligations                   864.0          849.5
Payroll and tax filing obligations       1,853.1        2,126.4
     Total liabilities                   2,717.1        2,975.9
Stockholders' equity                     1,187.0        1,061.1
     Total liabilities and
      stockholders' equity             $ 3,904.1      $ 4,037.0




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                                                                      Schedule C

                      Ceridian Corporation and Subsidiaries
                               Revenue Comparisons
                                      ($M)

                              Third Quarter        Nine Months YTD
                             2002      2001        2002       2001

HRS                       $  213.2  $  204.1    $  648.2   $  654.0
Comdata                       75.4      78.5       230.0      232.2

Total                     $  288.6  $  282.6    $  878.2   $  886.2





                      Ceridian Corporation and Subsidiaries
                  Earnings Before Interest and Tax Comparisons
                                      ($M)

                              Third Quarter        Nine Months YTD
                             2002      2001        2002       2001
HRS                       $   16.0  $    8.5    $   37.0   $   36.4
Comdata                       19.0      25.2        64.1        5.5
Other                            -       1.9         4.1       14.2

Total                     $   35.0  $   35.6    $  105.2   $   56.1

Goodwill amortization
included above:
  HRS                     $      -  $    6.5    $      -   $   19.7
  Comdata                 $      -  $    2.2    $      -   $    6.7





                      Ceridian Corporation and Subsidiaries
                  Earnings Before Interest and Tax Comparisons
                             Excluding Unusual Items
                                      ($M)

                              Third Quarter        Nine Months YTD
                             2002      2001        2002       2001

HRS                       $   16.0  $    8.5    $   49.4   $   40.0
Comdata                       28.8      25.2        75.4       64.5
Other                            -      (0.1)          -       (0.1)

Total                     $   44.8  $   33.6    $  124.8   $  104.4